Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Diageo plc:

We consent to the incorporation by reference in the registration statements listed below of Diageo plc of our reports dated 27 August 2008, with respect to the consolidated balance sheets of Diageo plc as of 30 June 2008 and 2007, and the related consolidated income statements, consolidated statements of recognised income and expense and consolidated cash flow statements for each of the years in the three-year period ended 30 June 2008 and the effectiveness of internal control over financial reporting as of 30 June 2008, which reports appear in the 30 June 2008 annual report on Form 20-F of Diageo plc.

Registration Statement on Form F-3 (File Nos. 333-10410, 333-14100, 333-11084, and 333-132732);

Registration Statement on Form S-8 (File No. 333-11460);

Registration Statement on Form S-8 (File No. 333-11462);

Registration Statement on Form S-8 (File No. 333-09770);

Registration Statement on Form S-8 (File No. 333-08092);

Registration Statement on Form S-8 (File No. 333-08094);

Registration Statement on Form S-8 (File No. 333-08096);

Registration Statement on Form S-8 (File No. 333-08098);

Registration Statement on Form S-8 (File No. 333-08090);

Registration Statement on Form S-8 (File No. 333-08102);

Registration Statement on Form S-8 (File No. 333-08104); and

Registration Statement on Form S-8 (File No. 333-08106).

KPMG Audit Plc

London, England

15 September 2008